Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0328533
(State of Incorporation)	(I.R.S. Employer Identification No.)

4988 Great America Parkway

Santa Clara, CA 95054
(Address of principal executive offices)

1997 Equity Incentive Plan, as amended

(Full title of the plan)

Edward Lopez, Esq.

Senior Vice President, General Counsel and Human Resources
Terayon Communication Systems, Inc.
4988 Great America Parkway
Santa Clara, CA 95054
(408) 235-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share (1)	Price (1)	Registration Fee

Shares of Common Stock, par value $0.001 per share, reserved for future issuance under the 1997 Equity Incentive Plan, as amended	3,000,000	$1.65	$4,950,000	$400.46
Total	3,000,000		$4,950,000	$400.46

(1)	Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Terayon Communication Systems, Inc. Common Stock as reported on the Nasdaq National Market on March 27, 2003 for shares available for future grant pursuant to the 1997 Equity Incentive Plan, as amended (pursuant to Rule 457(c) under the Securities Act of 1933, as amended).

PART II
Item 3. Incorporation of Documents by Reference.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”):

1.The contents of Registration Statements on Forms S-8 Nos. 333-66139, 333-4470, 333-47154, 333-61050, and 333-85354 filed with the Commission on October 26, 1998, August 29, 2000, October 2, 2000, May 16, 2001, and April 4, 2002, respectively.

2.The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 27, 2003, pursuant to Section 13(a) of the Exchange Act.

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EXHIBITS

Exhibit
Number
5.1	Opinion of Edward Lopez, Senior Vice President, General Counsel and Human Resources of Terayon Communication Systems, Inc.
23.1	Consent of Ernst & Young LLP Independent Auditors.
23.2	Consent of Edward Lopez is contained in Exhibit 5.1 to this Registration Statement.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on March 31, 2003.

TERAYON COMMUNICATION SYSTEMS, INC

By:	/s/ Dr. Zaki Rakib

Dr. Zaki Rakib
Chief Executive Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Zaki Rakib Dr. Zaki Rakib	Chief Executive Officer, Secretary and Director (Principal Executive Officer)	March 31, 2003

* Arthur Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2003

* Alek Krstajic	Director	March 31, 2003

* Shlomo Rakib	President and Chairman of the Board of Directors	March 31, 2003

* Christopher J. Schaepe	Director	March 31, 2003

* Lewis Solomon	Director	March 31, 2003

* David Woodrow	Director	March 31, 2003

*By: /s/ Dr. Zaki Rakib Dr. Zaki Rakib Attorney-in-Fact

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EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Edward Lopez, Senior Vice President, General Counsel and Human Resources of Terayon Communication Systems, Inc.
23.1	Consent of Ernst & Young LLP Independent Auditors.
23.2	Consent of Edward Lopez is contained in Exhibit 5.1 to this Registration Statement.

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